Exhibit 99.1
[PRESS RELEASE]
National Circuit
La Belle, Florida
ALICO, INC. ANNOUNCES CHANGE OF ACCOUNTANTS DUE TO ACCOUNTING FIRM MERGER
La Belle, FL., June 15, 2007 — Alico, Inc. (NASDAQ: ALCO) a land management company, announced today that it has received notice on June 11, 2007 that its independent registered certified public accountants, the firm of Tedder, James, Worden & Associates in Orlando, Florida, has merged with McGladrey & Pullen, LLP, effective as of June 5, 2007. As a result of such merger, Alico’s letters of engagement with Tedder, James, Worden & Associates have been rescinded and new letters of engagement with McGladrey & Pullen, LLP have been approved by Alico’s Audit Committee. Phillip S. Dingle, Chairman of the Audit Committee, stated that “Alico has enjoyed a three year association with Tedder, James, Worden & Associates and looks forward to continuing to receive the same level of service and attention from the partners principally responsible for Alico’s audit now that such partners have joined McGladrey & Pullen, LLP.”
About Alico, Inc.
Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 136,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico intends to grow its asset values and earnings through enhancements to its agricultural businesses and proactive management of its real estate holdings.
For Further Information Contact:
John R. Alexander
La Belle, Florida
(863) 675-2966
Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.
For further information contact: John R. Alexander
(863) 675-2966
1956303v1